Corporate Capital Trust, Inc. SC TO-I

Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of

Corporate Capital Trust, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below), if (1) the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal (as defined below) cannot be completed on a timely basis or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be delivered by hand, mail or overnight courier to Broadridge, Inc., the depositary for the Offer (the “Depositary”). See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary and Paying Agent for the Offer is:

Broadridge, Inc.

If using UPS, FedEx or Courier: (until 5:00 P.M. New York City time on Tuesday, December 12, 2017):	If using a USPS Service:

Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company, Broadridge, Inc., the information agent for the Offer, the book-entry transfer facility (as described in the Offer to Purchase) or any other person, including The Depository Trust Company, will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Corporate Capital Trust, Inc., an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), at $20.01 per share of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Total number of whole Shares to be tendered: _____________. Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or an originally signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within two business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	_____________, 2017